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                                                                    Exhibit 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 4, 2003 (except for Notes 31 and 32 which are as at April 28, 2004), in the Registration Statement (Form F-4) and related Prospectus of CHC Helicopter Corporation for the registration of US$250,000,000 7.375% Senior Subordinated Notes.



St. John's, Canada,                              /s/ Ernst & Young LLP
July 21, 2004                                    -------------------------------
                                                 Ernst & Young, LLP
                                                 Chartered Accountants